Exhibit 21.1

List of Principal Subsidiaries of the Registrant

Name	Subsidiaries	Place of Incorporation
Weidai HK Limited	100%	Hong Kong
Weidai Co., Ltd.	100%	People’s Republic of China
Weidai (Hangzhou) Financial Information Service Ltd.	100%	People’s Republic of China
Qianwei (Hangzhou) Technology Co., Ltd.	100%	People’s Republic of China
Ruituo (Hangzhou) Internet Financial Information Services Co., Ltd.	100%	People’s Republic of China
Yiwu Weirui Internet Technology Co., Ltd.	100%	People’s Republic of China
Hangzhou Yiqitou Investment advisory Co.,Ltd	100%	People’s Republic of China
Liangche (Hangzhou) Internet Technology Co., Ltd.	100%	People’s Republic of China
Hangzhou Jingwei Assets Management Co., Ltd.	100%	People’s Republic of China
Fuzhou Weidai Online Microcredit Co.,Ltd.	100%	People’s Republic of China
Khorgos Micro-car Auction Information Technology Co., Ltd.	100%	People’s Republic of China
Khorgos Micron Internet Technology Co., Ltd.	100%	People’s Republic of China
Khorgos Weiyi Internet Technology Co.,	100%	People’s Republic of China